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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78309, No. 333-42725, No. 333-50804, No. 333-26309, No. 333-99087 and No. 333-89290) of Investment Technology Group, Inc., of our report dated March 22, 2002 (Except Notes 1, 3, 11, 15 and 20 as to which the date is November 8, 2002), with respect to the consolidated financial statements of Hoenig Group Inc. for the year ended December 31, 2001 appearing in this Current Report on Form 8-K/A of Investment Technology Group, Inc.

/s/  DELOITTE & TOUCHE LLP
New York, New York
November 8, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT